Exhibit 99.1

Avnet, Inc. to Present at Raymond James IT Supply Chain Conference

Increases Fiscal Second Quarter Revenue and EPS Outlook
Based upon strength at its Electronics Marketing Group

Phoenix, Arizona, December 14, 2009 — Avnet, Inc.’s (NYSE:AVT) Chairman and Chief Executive Officer Roy Vallee will present at the Raymond James IT Supply Chain Conference in New York City on Tuesday, December 15, 2009 at 9:40 a.m. Eastern Standard Time.

During his presentation, Vallee will discuss current market conditions and update investors on the Company’s financial outlook for the second fiscal quarter ending January 2, 2010. Due to stronger than expected quarter-to-date results, the Company now expects revenue at its Electronics Marketing (EM) Group to be in the range of $2.375 billion to $2.475 billion as compared with the prior range of $2.15 billion to $2.45 billion. The Company continues to expect revenue at its Technology Solutions Group to be within the previously provided range of $1.95 billion to $2.25 billion; however billings in the month of December, which can account for more than 50% of the quarter’s revenue, will be an important factor in determining the actual results for the quarter. As a result of the updated outlook at EM, Avnet now expects consolidated sales to be between $4.325 billion and $4.725 billion, and earnings to be in the range of $0.56 to $0.62 per share. The Company’s previous second quarter outlook, which was provided on October 23, 2009, expected sales in the range of $4.10 billion to $4.70 billion and EPS to be between $0.52 and $0.60. The above EPS guidance does not include any potential restructuring charges or integration charges related to acquisitions.

An audio webcast of the presentation will be available and can be accessed at Avnet’s Investor Relations website at www.ir.avnet.com.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers and providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

CONTACT:	Avnet, Inc. Vince Keenan VP and Director, Investor Relations (480) 643-7053 investorrelations@avnet.com